EXHIBIT 10.2

July 7, 2004

J.P. Morgan Securities Inc.

270 Park Avenue

9th Floor

New York, New York  10017

Re:	CenterPoint Properties Trust Medium-Term Notes, Series A 2004-1, Fixed Rate (the “Notes”)

Ladies/Gentlemen:

Reference is made to the Distribution Agreement dated as of July 7, 2004 by and among CenterPoint Properties Trust, a Maryland real estate investment trust, Wachovia Capital Markets LLC, Banc One Capital Markets, Inc., Banc of America Securities LLC, ABN AMRO Incorporated and Lehman Brothers Inc. (the “Agreement”).  Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Agreement.  Pursuant to Section 2(a) of the Agreement, the Company hereby appoints J.P. Morgan Securities Inc. (“J.P. Morgan”) as an additional Agent for purposes of the issuance of the Notes, subject to each of the terms and conditions applicable to the purchase of the Notes under the Agreement.

Solely for the purpose of offering and selling the Notes and subject to and in accordance with the Agreement, J.P. Morgan is hereby entitled to all of the rights and the benefits of the Agreement to the same extent and on the same terms as the other Agents under the Agreement.  J.P. Morgan agrees that it shall be subject to all obligations of an Agent under the Agreement for purposes of the offer and sale of the Notes.  Following the offer and sale of the Notes, J.P. Morgan remains subject to the indemnification provisions and any other provisions in the Agreement that are intended to survive the offer and sale of the Notes.

If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

Very truly yours,

CenterPoint Properties Trust

		By:	/s/ Rockford O. Kottka
Name: Rockford O. Kottka
Title: Chief Accounting Officer

Confirmed and Accepted

J.P. Morgan Securities Inc.

By:	/s/ Carl Mehldau
Name: Carl Mehldau
Title: Vice President